Exhibit 99.1

FOR IMMEDIATE RELEASE

Contact: Bill Davis

Perficient, Inc.

(314) 995-8822

bill.davis@perficient.com

Perficient, Inc. Reports Third Quarter 2003 Results

AUSTIN, Texas—(BUSINESS WIRE)—October 28, 2003—Perficient, Inc. (NASDAQ: PRFT - News), a leading eBusiness solutions provider to Global 3000 companies in the central United States, today reported financial results for the quarter ended September 30, 2003.

Financial Highlights

For the third quarter ended September 30, 2003:

•                  Revenue from services and software was up 21% to $7,221,616 versus $5,954,330 in the third quarter of 2002.

•                  Reported net income was $424,265 or $0.03 earnings per share compared to a net loss of ($507,195) or ($0.06) per share during the third quarter of 2002.

•                  Gross margin for services revenue was 42%, compared to 44% in the third quarter of 2002. Gross margin for software revenue was 14%, compared to 20% in the third quarter of 2002.

•                  EBITDA (a non-GAAP performance measure) was up 872% to $920,928 versus $94,826 during the third quarter of 2002.

“Q3 was another record quarter for operating income and EBITDA,” said Jack McDonald, chairman and chief executive. “We substantially increased our earnings per share over Q2 2003 and continued to generate positive cash flow,” he added. “Q3 also showed sequential growth in services revenue for the third consecutive quarter.”

Other Q3 2003 Highlights

Among other Q3 2003 highlights, Perficient:

•                  Was ranked #151 in Deloitte & Touche’s 2003 Fast500, a listing of the 500 fastest growing technology companies in North America, from 1998-2002 and #9 on the 2003 Texas Fast50;

•                  Was ranked #1 on VARBusiness Magazine’s inaugural VAR500 Income Index, an index that ranked quarterly net income percentage growth from Q1 2003 to Q2 2003 among a cross section of the top 500 solution providers, integrators and IT consultants in North America;

•                  Was featured in BusinessWeek magazine’s “Inside Wall Street” column; and

•                  Added new customer relationships and follow-on projects with leading companies and organizations including: Amdocs, Anderson Corp., Caremark, Express-Scripts, KV Pharmaceuticals, MetLife, Paragon Life, Sheetz and others.

Conference Call Details

Perficient will host a conference call regarding third quarter 2003 financial results today at 3:30 p.m. CST. Dial-in information is as follows:

Toll-Free number: 800-450-0819

The conference call will be archived and available for replay from Tuesday, October 28, 2003, at 7:00 p.m. CST through Tuesday, November 4, 2003, at 11:00 p.m. CST. The replay information is as follows:

Toll-free number:	1-800-475-6701 (U.S. and Canada)
320-365-3844 (International)
Access Code:	702145

About Perficient

Perficient is the leading provider of eBusiness solutions to Global 3000 companies in the Central United States. Perficient helps companies acquire and strengthen their customer relationships, reduce their costs and empower their employees by helping them create Enabled Enterprises™, Web-based infrastructures with dynamically-integrated business applications that extend enterprise technology assets to customers, employees, suppliers and partners.  Perficient is an award-winning “Premier Level” IBM business partner and a recognized expert in IBM’s WebSphere® software. Perficient’s other partners consist of leading eBusiness technology and services providers including Microsoft, Stellent, Bowstreet, Wily Technology, Tibco, Mainline, Digex, Fusion and others. For more information about Perficient, which has more than 140 professionals in the Central US and Canada, please visit http://www.perficient.com/.

IBM and WebSphere are trademarks of International Business Machines Corporation in the United States, other countries, or both.

Safe Harbor Statement

“Safe Harbor” statement under the Private Securities Litigation Reform Act of 1995: This news release contains forward-looking statements that are subject to risk and uncertainties, including, but not limited to, the impact of competitive services, demand for services like those provided by the company and market acceptance risks, fluctuations in operating results, cyclical market pressures on the technology industry, the ability to manage strains associated with the company’s growth, credit risks associated with the company’s accounts receivable, the company’s ability to continue to attract and retain high quality employees, accurately set fees for and timely complete its current and future client projects, and other risks detailed from time to time in the company’s filings with Securities and Exchange Commission, including the most recent Form 10-KSB and Form 10-QSB.

Use of Non-GAAP Financial Information

To supplement our unaudited consolidated financial statements presented in accordance with generally accepted accounting principles (“GAAP”), Perficient uses non-GAAP measures, such as EBITDA, which are adjusted from results based on GAAP to exclude certain expenses. Perficient believes these non-GAAP financial measures are important representations of a company’s financial performance and uses such non-GAAP information internally to evaluate and manage its operations. Management has provided information regarding EBITDA to assist investors in analyzing Perficient’s financial position and results of operations. These non-GAAP measures are provided to enhance the user’s overall understanding of our financial performance, but are not intended to be regarded as an alternative to or more meaningful than GAAP measures. The non-GAAP measures presented may not be comparable to similarly titled measures presented by other companies. A reconciliation of EBITDA to income (loss) from operations and net income (loss) is included in the unaudited consolidated statements of operations.

PERFICIENT, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months Ended September 30,		Nine Months Ended September 30,
	2002	2003	2002	2003
	(unaudited)		(unaudited)
Revenue
Services	$5,792,041	$6,516,153	$14,926,813	$18,381,926
Software	162,289	705,463	281,837	2,462,582
Reimbursable expenses	395,659	433,835	1,251,807	1,385,074
Total revenue	6,349,989	7,655,451	16,460,457	22,229,582

Cost of revenue
Project personnel costs	3,161,410	3,686,578	8,147,039	10,161,342
Software costs	138,799	564,901	230,347	2,084,047
Reimbursable expenses	395,659	433,835	1,251,807	1,385,074
Other project related expenses	103,591	121,661	278,257	321,056
Total cost of revenue	3,799,459	4,806,975	9,907,450	13,951,519
Gross margin	2,550,530	2,848,476	6,553,007	8,278,063

Selling, general and administrative	2,380,950	1,901,659	6,139,196	5,763,276
Stock compensation	74,754	25,889	189,557	110,038
Restructuring, severance and other	—	—	387,621	—
EBITDA (1)	94,826	920,928	(163,367)	2,404,749

Depreciation	214,914	165,943	483,894	560,543
Intangibles amortization	337,500	62,502	948,024	554,170
Income (loss) from operations	(457,588)	692,483	(1,595,285)	1,290,036
Interest income	576	297	16,802	2,926
Interest expense	(54,596)	(55,771)	(131,450)	(199,172)
Other	4,413	17,814	(5,912)	(22,197)
Income (loss) before income taxes	(507,195)	654,823	(1,715,845)	1,071,593
Provision for income taxes	—	230,558	—	555,405
Net income (loss)	$(507,195)	$424,265	$(1,715,845)	$516,188

Beneficial conversion charge on preferred stock	—	—	(1,672,746)	—
Accretion of dividends on preferred stock	(51,419)	(44,899)	(112,427)	(138,025)
Net income (loss) available to common stockholders	$(558,614)	$379,366	$(3,501,018)	$378,163

Basic net income (loss) per share	$(0.06)	$0.04	$(0.45)	$0.04

Diluted net income (loss) per share	$(0.06)	$0.03	$(0.45)	$0.04
Shares used in computing basic net income (loss) per share	8,868,583	10,748,580	7,762,493	9,954,244
Shares used in computing diluted net income per share	14,303,381	15,036,570	11,741,580	14,727,460

(1) EBITDA is a non-GAAP performance measure and is not intended to be a performance measure that should be regarded as an alternative to or more meaningful than either GAAP operating income (loss) or GAAP net income (loss). EBITDA measures presented may not be comparable to similarly titled measures presented by other companies.

PERFICIENT, INC.

CONSOLIDATED BALANCE SHEETS

	December 31, 2002	September 30, 2003
		(unaudited)
ASSETS
Current assets:
Cash	$1,525,002	$1,994,094
Accounts receivable, net	3,938,373	5,631,972
Other current assets	382,542	391,956
Total current assets	5,845,917	8,018,022
Net property and equipment	1,211,018	761,178
Net intangible assets	12,380,039	11,750,084
Other noncurrent assets	156,129	64,018
Total assets	$19,593,103	$20,593,302

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$426,686	$662,018
Line of credit	540,011	706,293
Other current liabilities	2,304,433	2,748,627
Current portion of capital lease obligation	235,034	254,345
Current portion of note payable to related party	485,477	422,237
Total current liabilities	3,991,641	4,793,520
Capital lease obligation, less current portion	334,661	80,316
Note payable to related party	745,318	428,179
Total liabilities	5,071,620	5,302,015
Commitments and contingencies
Stockholders’ equity:
Preferred stock	3,095	2,885
Common stock	10,537	11,009
Additional paid-in capital	75,993,344	76,152,542
Unearned stock compensation	(164,773)	(52,512)
Accumulated other comprehensive loss	(35,366)	(53,471)
Retained deficit	(61,285,354)	(60,769,166)
Total stockholders’ equity	14,521,483	15,291,287
Total liabilities and stockholders’ equity	$19,593,103	$20,593,302